SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 28, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-6622	53-0261100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, the Board of Trustees of Washington Real Estate Investment Trust (“WRIT”) elected Vice Admiral Anthony L. Winns (RET.) as a trustee of WRIT’s Board to serve until the 2012 annual meeting of shareholders. Adm. Winns was also appointed to serve on the Audit, Corporate Governance/Nominating and Finance Committees. There were no arrangements or understandings between Adm. Winns and any person pursuant to which he was appointed as a trustee. Adm. Winns will receive compensation for Board service commensurate with our other non-employee trustees.

Adm. Winns is a defense industry consultant and former Naval Inspector General. He retired in June 2011 after 32 years of naval service. Adm. Winns served as Naval Inspector General from 2007 to his retirement. From 2005 to 2007, he served as Director/Vice Director for Operations of the Joint Chiefs of Staff. Between 2003 and 2005, he was Deputy Director, Air Warfare Division for the Chief of Naval Operations. Prior to 2003, Adm. Winns served in other staff and leadership positions in Washington, D.C., including at the Bureau of Naval Personnel. He also served as commanding officer of several major commands, including the Pacific Patrol/Reconnaissance task force, the USS Essex, an amphibious assault carrier, and a naval aircraft squadron.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

99.1	Press release issued July 28, 2011 regarding the election of a new trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President Accounting,
Administration and Corporate Secretary

Date: August 1, 2011